SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934


Date of Report (date of earliest event reported)


February 14, 1997


HIGHLANDS INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)


Delaware
(State or Other Jurisdiction of Incorporation)

1-14028
(Commission File Number)

75-2370945
(IRS Employee Identification No.)

10370 Richmond Avenue, Houston, Texas    77042-4123
    (Address of principal executive offices)  (Zip Code)

(713)952-9555
Registrant's telephone number, including area code



ITEM 5.  Other Events

      The registrant, may at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.
    (a)  On February 14, 1997, the registrant, Highlands
Insurance Group, Inc. ("Highlands") issued a press release entitled "Highlands Insurance Group, Inc. Signs Definitive
Agreement to Acquire Vik Brothers Insurance, Inc."
pertaining to the announcement that Highlands had entered into a revised definitive agreement for the previously announced acquisition of Vik Brothers Insurance, Inc.
("VBII") by Highlands.

     Under the terms of the revised definitive agreement, which amends and restates the agreement originally entered into on June 21, 1996, Highlands will acquire VBII for aggregate consideration, including the assumption of debt, of approximately $97 million. Highlands will finance the acquisition with a combination of common stock, bank debt and preferred stock. Highlands will issue approximately 1.7 million shares of common stock, representing approximately
13% of Highlands' then outstanding common equity.

     Consummation of the acquisition is subject to receipt of certain consents, waivers or other agreements from certain securityholders of VBII and other third parties who have existing contractual arrangements with VBII, as well as regulatory approval. The parties expect to close the acquisition by April 30, 1997.

ITEM 7.

The following exhibit is filed with this report on Form 8-K:

Exhibit 1 - Press release dated February 14, 1997

                         SIGNATURES

      Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         HIGHLANDS INSURANCE GROUP, INC.
February 27, 1997             By:  /s/  MICHAEL A. WEBERPAL
                              -------------------------
                              Michael A. Weberpal
                              Vice President and Secretary

                        EXHIBIT INDEX
EXHIBIT NO.

1     Press Release of February 14, 1997
      Incorporated by Reference

EXHIBIT NO. 1:

FOR IMMEDIATE RELEASE

Contact:  Charles J. Bachand
Vice President
(713)267-8567
(713)267-8688 (Facsimile

                 HIGHLANDS INSURANCE GROUP, INC.
            SIGNS DEFINITIVE AGREEMENT TO ACQUIRE
                   VIK BROTHERS INSURANCE

     Houston, Texas - February 14, 1997..Highlands Insurance Group, Inc. (Highlands)(NYSE:HIC), a regional property and casualty insurer, today announced that it and Vik Brothers Insurance, Inc. of Lawrenceville, New Jersey (VBII) have entered into a revised definitive agreement for the previously announced acquisition of VBII by Highlands.

     Under the terms of the revised definitive agreement (which amends and restates the agreement originally entered into on June 21, 1996), Highlands will acquire VBII for aggregate consideration, including the assumption of debt of approximately $97 million. Highlands will finance the acquisition with a combination of common stock, bank debt and preferred stock. Highlands will issue approximately 1.7 million shares of common stock, representing approximately 13% of Highlands' then outstanding common equity.

     Consummation of the acquisition is subject to receipt of certain consents, waivers or other agreements from certain securityholders of VBII and other third parties who have existing contractual arrangements with VBII, as well as regulatory approval. The parties expect to close the acquisition by April 30, 1997.

     Highlands is a regional insurance company that is primarily engaged in the commercial property and casualty insurance business, specializing in workers' compensation, general liability and other related coverages.